                                                                      EXHIBIT 1

                                  $100,000,000

                               COMSAT CORPORATION

                           MEDIUM-TERM NOTES, SERIES A


                         FORM OF DISTRIBUTION AGREEMENT

                                                                  June __, 1994



CS First Boston Corporation,
  Park Avenue Plaza,
    New York, New York 10055.

Salomon Brothers Inc,
  Seven World Trade Center,
    New York, New York 10048.

Nationsbanc Capital Markets, Inc.,
  NationsBank Corporate Center,
    100 North Tryon Street,
      Charlotte, North Carolina  28255-0065.

Dear Sirs:

          1. INTRODUCTION. COMSAT Corporation, a District of Columbia corporation (the "Issuer"), confirms its agreement with each of you (individu-ally, a "Distributor" and collectively, the "Distributors") with respect to the issue and sale from time to time by the Issuer of up to $100,000,000 of its medium-term notes, Series A, registered under the registration statement referred to in Section 2(a) (any such medium-term notes being hereinafter referred to as the "Securities", which expression shall, if the context so admits, include any permanent global Security). Securities may be offered and sold pursuant to Section 3 of this Agreement in an aggregate amount not to exceed the amount of Registered Securities (as defined in Section 2(a) hereof) reduced by the aggregate amount of any other Securities sold otherwise than pursuant to Section 3 of this Agreement. The Securities will be issued under an indenture, dated as of March 15, 1991, as supplemented by a supplemental indenture dated as of June __, 1994 (the "Indenture"), between the Issuer and The Chase Manhattan Bank (National Association), as trustee (the "Trustee").

          The Securities shall have the terms described in the Prospectus referred to in Section 2(a) as it may be amended or supplemented from time to time, including any supplement to the Prospectus that sets forth only the terms of a particular issue of the Securities (a "Pricing Supplement"). Securities will be issued, and the terms thereof established, from time to time by the Issuer in accordance with the Indenture and the Procedures (as defined in Section 3(d) hereof).

          2. REPRESENTATIONS AND WARRANTIES OF THE ISSUER. The Issuer represents and warrants to, and agrees with, each Distributor as follows:

          (a) A registration statement (No. 33-_____), including a prospectus, relating to debt securities of the Issuer, including the Securities ("Registered Securities"), has been filed with the Securities and Exchange Commission ("Commission") and has become effective under the Securities Act of 1933, as amended ("Act"). Such registration statement, as amended as of the Closing Date (as defined in Section 3(e) hereof), is hereinafter referred to as the "Registration Statement", and the prospectus included in such Registration Statement, as supplemented as of the Closing Date, including all material incorporated by reference therein, is hereinafter referred to as the "Prospectus". Any reference in this Agreement to amending or supplementing the Prospectus shall be deemed to include the filing of materials incorporated by reference in the Prospectus after the Closing Date and any reference in this Agreement to any amendment or supplement to the Prospectus shall be deemed to include any such materials incorporated by reference in the Prospectus after the Closing Date.

          (b) On the effective date of the registration statement relating to the Registered Securities, such registration statement conformed in all respects to the requirements of the Act, the Trust Indenture Act of 1939, as amended ("Trust Indenture Act"), and the rules and regulations of the Commission ("Rules and Regulations") and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and on the Closing Date, the Registration Statement and the Prospectus, and at each of the times of acceptance and of delivery referred to in Section 6(a) hereof and at each of the times of amendment or supplementing referred to in Section 6(b) hereof (the Closing Date and each such time being herein sometimes referred to as a "Representation Date"), the Registration Statement and the Prospectus as then amended or supplemented will conform in all respects to the requirements of the Act, the Trust Indenture Act and the Rules and Regulations, and neither of such documents will include any untrue statement of a material fact or will omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, except that the foregoing does not apply to statements in or omissions from any of such documents based upon written information furnished to the Issuer by any Distributor specifically for use therein.


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          3.   APPOINTMENT AS DISTRIBUTORS; AGREEMENT OF DISTRIBUTORS;
               SOLICITATIONS.

          (a) Subject to the terms and conditions stated herein, the Issuer hereby appoints each of the Distributors as an agent of the Issuer for the purpose of soliciting or receiving offers to purchase the Securities from the Issuer by others. So long as this Agreement shall remain in effect with respect to any Distributor, the Issuer shall not, without the consent of any such Distributor, solicit or accept offers to purchase Securities otherwise than through one of the Distributors; PROVIDED, HOWEVER, that, subject to all of the terms and conditions of this Agreement, the foregoing shall not be construed to prevent the Issuer from selling at any time any Registered Securities in a firm commitment underwriting pursuant to an underwriting agreement that does not provide for a continuous offering of such Registered Securities; and PROVIDED, FURTHER, that the Issuer reserves the right from time to time (i) to sell Securities directly to an investor,
     (ii) to accept a specific offer to purchase Securities solicited by, and made by the Issuer to or through, a dealer other than the Distributors (each an "Other Dealer"), without obtaining the prior consent of any of the Distributors, provided that (x) the Issuer shall give each of the Distributors notice of its decision to accept such an offer to purchase Securities in advance of such acceptance, and (y) any Other Dealer shall agree to be bound by and subject to the terms and conditions of this Agreement binding on the Distributors (including the commission schedule set forth on Exhibit B), and (iii) to appoint additional agents for the purpose of soliciting or receiving offers to purchase Securities ("Additional Distributors") pursuant to the Agreement, provided that each Additional Distributor shall execute this Agreement and become a party hereto and thereafter the term "Distributor" as used in this Agreement shall mean the Distributors and such Additional Distributors. Each Distributor is authorized to engage the services of any other broker or dealer in connection with the offer or sale of Securities purchased by such Distributor as principal for resale to others and may reallow to such broker or dealer any portion of the discount or commission payable pursuant hereto, but such Distributor is not authorized to appoint sub-agents.

          (b) On the basis of the representations and warranties contained herein, but subject to the terms and conditions herein set forth, each Distributor agrees, as an agent of the Issuer, to use its reasonable best efforts when requested by the Issuer to solicit offers to purchase the Securities upon the terms and conditions set forth in the Prospectus, as from time to time amended or supplemented. No Distributor shall have any responsibility for maintaining records with respect to the aggregate principal amount of Securities sold, or otherwise monitoring the availability of Securities for sale under the Registration Statement. In placing any Securities pursuant to an offer accepted by the Issuer, the Distributor that solicited or received such offer (the "Presenting Distributor") may act as agent or purchase such Securities from the Issuer as principal for resale. Upon acceptance by the Issuer of an offer by the Presenting Distributor to purchase Securities as principal, the Presenting Distributor may complete a Terms Agreement substantially in the form of Exhibit A hereto (a "Terms Agreement") and transmit the completed Terms Agreement to the Issuer by hand or by facsimile or other similar means of telecommunication. Upon acceptance by the Issuer of an offer to purchase Securities, unless the Issuer and the Presenting Distributor otherwise agree in writing, any such Terms Agreement or any other written confirmation or communication transmitted by the Presenting Distributor to the Issuer or, in the absence of a Terms Agreement or other written confirmation or communication from the Presenting Distributor, the oral agreement with respect to the terms of the Securities and of their offer and sale evidenced by the offer communicated by the Presenting Distributor and accepted by the Issuer, in each case together with the provisions of this Agreement, shall constitute an agreement between the Presenting Distributor and the Issuer for the sale and purchase of such Securities (whether or not any Terms Agreement or other written confirmation or communication shall have been executed by the Issuer or the Presenting Distributor).

          Upon receipt of notice from the Issuer as contemplated by Section 4(b) hereof, each Distributor shall suspend its solicitation of offers to pur-chase Securities until such time as the Issuer shall have furnished it with an amendment or supplement to the Registration Statement or the Prospectus, as the case may be, contemplated by Section 4(b) and shall have advised such Distributor that such solicitation may be resumed.

          The Issuer reserves the right, in its sole discretion, to suspend solicitation of offers to purchase the Securities commencing at any time for any period of time or permanently. Upon receipt of at least one Business Day's prior notice from the Issuer, the Distributors will forthwith suspend solicitation of offers to purchase Securities from the Issuer until such time as the Issuer has advised the Distributors that such solicitation may be resumed. For purposes of the preceding sentence, "Business Day" shall mean any day that is not a Saturday or Sunday, and that in The City of New York is not a day on which banking institutions generally are authorized or obligated by law or executive order to close.

          The Distributors are authorized to solicit offers to purchase Securities as described in the Prospectus, as amended or supplemented, and only in a minimum aggregate amount of $1,000 (or the equivalent thereof in one or more currencies or currency units other than U.S. dollars). Each Distributor shall communicate to the Issuer, orally or in writing, each reasonable offer to purchase Securities received by it as agent. The Issuer shall have the sole right to accept offers to purchase the Securities and may reject any such offer, in whole or in part. Each Distributor shall have the right, in its discretion reasonably exercised, without notice to the Issuer, to reject any offer to purchase Securities received by it, in whole or

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     in part, and any such rejection shall not be deemed a breach of its agreement contained herein.

          No Security which the Issuer has agreed to sell pursuant to this Agreement shall be deemed to have been purchased and paid for, or sold by the Issuer, until such Security shall have been delivered to the purchaser thereof against payment by such purchaser.

          (c) At the time of delivery of, and payment for, any Securities sold by the Issuer as a result of a solicitation made by, or offer to purchase received by, a Distributor, acting on an agency basis, the Issuer agrees to pay such Distributor a commission in accordance with the schedule set forth in Exhibit B hereto. The Issuer agrees that each Distributor that purchases Securities as principal for resale shall receive such compensation, in the form of a discount or otherwise, as shall be agreed to between such Distributor and the Issuer at the time the Issuer accepts an offer to purchase such Securities, which compensation may be less than or greater than the commission set forth in Exhibit B, or, if no such compensation is agreed upon, a commission in accordance with Exhibit B hereto. Unless otherwise specified in a Terms Agreement, a Distributor purchasing Securities may resell such Securities to other dealers on the terms set forth in, or determined as described in, the Prospectus (including, if applicable, the Pricing Supplement).

          (d) Administrative procedures respecting the sale of Securities (the "Procedures") shall be agreed upon from time to time by the Distributors and the Issuer. The initial Procedures, which are set forth in Exhibit C hereto, shall remain in effect until changed by agreement among the Issuer and the Distributors. Each Distributor and the Issuer agree to perform the respective duties and obligations specifically provided to be performed by each of them herein and in the Procedures. The Issuer will furnish to the Trustee a copy of the Procedures as from time to time in effect.

          (e) The documents required to be delivered by Section 5 hereof shall be delivered at the office of [Sullivan & Cromwell, 1701 Pennsylvania Avenue, N.W., Washington, D.C. 20006-5805], not later than 10:00 A.M., New York City time, on the date of this Agreement or at such later time as may be mutually agreed by the Issuer and the Distributors, which in no event shall be later than the time at which the Distributors commence solicitation of purchases of Securities hereunder, such time and date being herein called the "Closing Date".

          4. CERTAIN AGREEMENTS OF THE ISSUER. The Issuer agrees with the Distributors that it will furnish to Sullivan & Cromwell, counsel for the Distributors, one signed copy of the Registration Statement, including all exhibits, in the form it became

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effective and of all amendments thereto and that, in connection with each offering of Securities:

          (a) The Issuer will advise each Distributor promptly of any proposal to amend or supplement the Registration Statement or the Prospectus and will afford the Distributors a reasonable opportunity to comment on any such proposed amendment or supplement (other than any Pricing Supplement that relates to Securities not purchased through or by such Distributor); and the Issuer will also advise each Distributor of the filing and effectiveness of any such amendment or supplement and of the institution by the Commission of any stop order proceedings in respect of the Registration Statement or of any part thereof and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

          (b) If, at any time when (i) a prospectus relating to the Securities is required to be delivered under the Act and (ii) no suspension of solicitation of offers to purchase Securities pursuant to Section 3(b) or this Section 4(b) shall be in effect (any such time referred to in clause (ii) and any time when either any Distributor shall own any Securities with the intention of reselling them or the Issuer has accepted an offer to purchase Securities but the related settlement has not occurred being referred to herein as a "Marketing Time"), any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or if it is necessary at any such time to amend the Prospectus to comply with the Act, the Issuer promptly will notify each Distributor to suspend solicitation of offers to purchase the Securities; and if the Issuer shall decide to amend or supplement the Registration Statement or the Prospectus, it promptly will advise each Distributor by telephone (with confirmation in writing) and, subject to the provisions of subsection (a) of this Section, promptly will prepare and file with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Notwithstanding the foregoing, if, at the time any such event occurs or it becomes necessary to amend the Prospectus to comply with the Act, any Distributor shall own any of the Securities with the intention of reselling them, or the Issuer has accepted an offer to purchase Securities but the related settlement has not occurred, the Issuer, subject to the provisions of subsection (a) of this Section, promptly will prepare and file with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Distributors' consent to, nor their delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in
     Section 5.

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

          (c) The Issuer will file timely all documents required to be filed with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). In addition, on or prior to the date on which the Issuer makes any announcement to the general public concerning earnings or concerning any other event which is required to be described, or which the Issuer proposes to describe, in a document filed pursuant to the Exchange Act, the Issuer will furnish the information contained or to be contained in such announcement to each Distributor, confirmed in writing and, subject to the provisions of subsections (a) and (b) of this Section, will cause the Prospectus to be amended or supplemented to reflect the information contained in such announcement. The Issuer also will furnish each Distributor with copies of all such press releases or announcements. The Issuer will immediately notify each Distributor of any downgrading in the rating of any debt securities of the Issuer or any proposal to downgrade the rating of any debt securities of the Issuer by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Issuer (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading of such rating), as soon as the Issuer learns of such downgrading, proposal to downgrade or public announcement.

          (d) As soon as practicable, but not later than 16 months, after the date of each acceptance by the Issuer of an offer to purchase Securities hereunder, the Issuer will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the later of (i) the effective date of the registration statement relating to the Registered Securities, (ii) the effective date of the most recent post-effective amendment to the Registration Statement to become effective prior to the date of such acceptance and (iii) the date of the Issuer's most recent Annual Report on Form 10-K filed with the Commission prior to the date of such acceptance, which will satisfy the provisions of
     Section 11(a) of the Act.

          (e) The Issuer will furnish to each Distributor copies of the Registration Statement, including all exhibits, any related preliminary prospectus, any related preliminary prospectus supplement, the Prospectus and all amendments and supplements to such documents (including any Pricing Supplement), in each case as soon as available and in such quantities as are reasonably requested.

          (f) The Issuer will arrange for the qualification of the Securities for sale and the determination of their eligibility for investment under the laws of such jurisdictions as the Distributors designate and will continue such qualifications in effect so long as required for the distribution.

          (g) During the period of five years after the date of the last Closing Date with respect to any outstanding Securities, and thereafter during the period any Securities are outstanding if so requested by a Distributor, the Issuer will furnish to the Distributors, (i) as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year, (ii) as soon as available, a copy of each report or definitive proxy statement of the Issuer filed with the Commission under the Exchange Act or mailed to stockholders, and (iii) from time to time, such other information concerning the Issuer as the Distributors may reasonably request.

          (h) The Issuer will pay, or reimburse each Distributor for, all expenses incident to the performance of its obligations under this Agreement, and the Issuer will reimburse each Distributor for any expenses (including the reasonable fees and disbursements of a single counsel to the Distributors) incurred by such Distributor: (i) in connection with qualification of the Securities for sale and determination of their eligi-bility for investment under the laws of such jurisdictions as such Distributor may designate and the printing of memoranda relating thereto;
     (ii) for any fees charged by investment rating agencies for the rating of the Securities; (iii) for any filing fee of the National Association of Securities Dealers, Inc. relating to the Securities; (iv) in distributing the Prospectus and all supplements thereto (including any Pricing Supplement), any preliminary prospectuses and any preliminary prospectus supplements to such Distributor; (v) with the prior approval of the Issuer, in advertising any offering of Securities; (vi) in connection with the establishment of the program contemplated by this Agreement; (vii) in connection with such Distributor's obligations under this Agreement; or
     (viii) otherwise as approved by the Issuer in connection with the activities of such Distributor under this Agreement.

          (i) Between the date on which any Distributor agrees to purchase Securities from the Issuer as principal for resale and the date of delivery of such Securities, the Issuer will not offer or sell, or enter into any agreement to sell, any of its debt securities (other than such Securities) in the United States, other than borrowings under the Issuer's revolving credit agreements and lines of credit, the private placement of securities and issuances of its commercial paper.

          5. CONDITIONS OF OBLIGATIONS. The obligations of each Distributor, as agent of the Issuer, under this Agreement at any time to solicit offers to purchase the Securities and to purchase Securities from the Issuer as principal is subject to the accuracy, on the date hereof, on each Representation Date and on the date of each such solicitation, of the representations and warranties of the Issuer herein; to the accuracy, on each such date, of the statements of the Issuer's officers made pursuant to the provisions hereof; to the performance, on or prior to each such date, by the Issuer of its obligations hereunder; and to each of the following additional conditions precedent:

          (a) The Prospectus, as amended or supplemented as of any Representation Date or date of such solicitation, as the case may be, shall have been filed with the Commission in accordance with the Rules and Regulations and no stop order suspending the effectiveness of the Registration Statement or of any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Issuer or any Distributor, shall be contemplated by the Commission.

          (b) Neither the Registration Statement nor the Prospectus, as amended or supplemented as of any Representation Date or date of such solicitation, as the case may be, shall contain any untrue statement of fact which, in the opinion of any Distributor, is material or omits to state a fact which, in the opinion of any Distributor, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

          (c) There shall not have occurred: (i) any change, or any development involving a prospective change, in or affecting particularly the business or properties of the Issuer or its subsidiaries which, in the judgment of such Distributor, materially impairs the investment quality of the Securities; (ii) any downgrading in the rating of any debt securities of the Issuer by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Issuer (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any suspension or limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Issuer on any exchange or in the over-the-counter market; (iv) any banking moratorium declared by Federal or New York authorities; or (v) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the judgment of such Distributor, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with solicitations of offers to purchase, or sales of, Securities.

          (d) At the Closing Date and, if specified in a Terms Agreement, if any, at the time of delivery of the Securities described in such Terms Agreement, the Distributors or the Distributor purchasing such Securities (the "Purchasing Distributor"), as the case may be, shall have received an opinion, dated the Closing Date, or such date of delivery, as the case may be, of Warren Y. Zeger, Vice President and General Counsel for the Issuer, to the effect that:

               (i) The Issuer has been duly incorporated and is an existing corporation in good standing under the laws of the District of Columbia, with corporate power and authority to own its properties and conduct its business as described in the Prospectus; and the Issuer is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which it owns or leases substantial properties or in which the conduct of its business requires such qualification;

               (ii) The Indenture has been duly authorized, executed and delivered by the Issuer and has been duly qualified under the Trust Indenture Act and constitutes a valid and legally binding obligation of the Issuer enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles;

               (iii) Any series of Securities established on or prior to date of such opinion has been duly authorized and established in conformity with the Indenture, and, when the terms of a particular Security and of its issuance and sale have been duly authorized and established by all necessary corporate action in conformity with the Indenture, and such Security has been duly completed, executed, authenticated and issued in accordance with the Indenture and delivered against payment as contemplated by this Agreement, such Security will constitute a valid and legally binding obligation of the Issuer enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles, it being understood that such counsel may (a) assume that at the time of the issuance, sale and delivery of each Security the authorization of such series will not have been modified or rescinded and there will not have occurred any change in law affecting the validity, legally binding character or enforceability of such Security, (b) assume that neither the issuance, sale and delivery of any Security, nor any of the terms of such Security, nor compliance by the Issuer with such terms, will violate any applicable law, any agreement or instrument then binding upon the Issuer or any restriction imposed by any court or governmental body having jurisdiction over the Issuer, and (c) state that as of the date of such opinion a judgment for money in an action based on Securities denominated in foreign currencies or currency units in a Federal or State court in the United States ordinarily would be enforced in the United States only in United States dollars, and that the date used to determine the rate of conversion of the foreign currency or currency unit in which a particular Security is denominated into United States dollars will depend upon various factors, including which court renders the judgment;

               (iv) The Registration Statement has become effective under the Act, the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) under the Act specified in such opinion on the date specified therein, and, to the best of the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or of any part thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act, and the registration statement relating to the Registered Securities, as of its effective date, the Registration Statement and the Prospectus, as of the Closing Date, and any amendment or supplement thereto, as of its date, complied as to form in all material respects with the requirements of the Act, the Trust Indenture Act and the Rules and Regulations; such counsel has no reason to believe that such registration statement as of its effective date, the Registration Statement or the Prospectus, as of the Closing Date, or any such amendment or supplement, as of its date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading; the descriptions in the Registration Statement and the Prospectus of statutes, legal and governmental proceedings and contracts and other documents are accurate and fairly present the information required to be shown; and such counsel do not know of any legal or governmental proceedings required to be described in the Prospectus which are not described as required or of any contracts or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which are not described and filed as required; it being understood that such counsel need express no opinion as to the financial statements or other financial data contained in the Registration Statement or the Prospectus;

               (v) No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement in connection with the issuance and sale of the Securities by the Issuer, except such as have been obtained and made under the Act and the Trust Indenture Act and such as may be required under state securities laws (it being understood that such counsel may assume with respect to each particular Security that the inclusion of any alternative or additional terms in such Security that are not currently specified in the draft forms of Securities examined by such counsel would not require the Issuer to obtain any regulatory consent, authorization or approval or make any regulatory filing in order for the Issuer to issue, sell and deliver such Security);

               (vi) The execution, delivery and performance of the Indenture, this Agreement and the issuance and sale of the Securities, and compliance with the terms and provisions thereof, will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or order of any governmental agency or body or any court having jurisdiction over the Issuer or any subsidiary of the Issuer or any of their properties or any agreement or instrument to which the Issuer or any such subsidiary is a party or by which the Issuer or any such subsidiary is bound or to which any of the properties of the Issuer or any such subsidiary is subject, or the charter or by-laws of the Issuer or any such subsidiary, and the Issuer has full power and authority to authorize, issue and sell the Securities as contemplated by this Agreement (it being understood that such counsel may assume with respect to each particular Security that the inclusion of any alternative or additional terms in such Security that are not currently specified in the draft forms of Securities examined by such counsel will not cause the issuance, sale or delivery of such Security, the terms of such Security, or the compliance by the Issuer with such terms, to violate any of the court orders or laws specified in this paragraph or to result in a default under or a breach of any of the agreements specified in this paragraph); and

               (vii) This Agreement has been duly authorized, executed and delivered by the Issuer.

     PROVIDED, HOWEVER, that, in the case of each such opinion delivered pursuant to a Terms Agreement, (x) the statements contained in such opinion relating to the Registration Statement or the Prospectus shall relate to the Registration Statement or the Prospectus, as the case may be, as amended or supplemented as of the date of the Issuer's acceptance of the offer to purchase such Securities and as of the time of delivery of such Securities; (y) such opinion shall relate to the Securities being delivered on the date of such opinion and not to other Securities as well; and (z) in lieu of the opinion described in clause (iii), such opinion shall state that the Securities being delivered on the date of such opinion, when delivered against payment therefor as contemplated by this Agreement, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Issuer enforceable in accordance with their terms, subject only to the exceptions set forth in clause (iii) as to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and general equity principles, and will conform to the description thereof contained in the Prospectus as amended or supplemented at such date of delivery.

          In rendering such opinion at the Closing Date, Mr. Zeger may rely, as to all matters governed by New York law, upon the opinion of Sullivan & Cromwell, counsel for the Distributors.

          (e) At the Closing Date and, if specified in a Terms Agreement, if any, at the time of delivery of the Securities described in such Terms Agreement, the Distributors or the Purchasing Distributor, as the case may be, shall have received a certificate, dated the Closing Date or such date of delivery, as the case may be, of the President or any Vice President and a principal financial or accounting officer of the Issuer in which such officers, to the best of their knowledge after reasonable investigation, shall state that (i) the representations and warranties of the Issuer in this Agreement are true and correct, (ii) the Issuer has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date or such date of delivery, as the case may be, (iii) no stop order suspending the effectiveness of the Registration Statement or of any part thereof has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission, and (iv) subsequent to the date of the most recent financial statements in the Prospectus, there has been no material adverse change in the financial position or results of operations of the Issuer and its subsidiaries, except as set forth in or contemplated by the Prospectus or as described in such certificate. In the case of each such certificate delivered pursuant to a Terms Agreement, the statements contained in such certificate relating to the Registration Statement or the Prospectus shall relate to the Registration Statement or the Prospectus, as the case may be, as amended or supplemented as of the date of the Issuer's acceptance of the offer to purchase such Securities and as of the time of delivery of such Securities.

          (f) At the Closing Date and, if specified in a Terms Agreement, if any, at the time of delivery of the Securities described in such Terms Agreement, the Distributors or the Purchasing Distributor, as the case may be, shall have received a letter, dated the Closing Date or such date of delivery, as the case may be, of Deloitte & Touche, confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating in effect that:

               (i) in their opinion, the financial statements and schedules examined by them and included in the Prospectus comply in form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations;

               (ii) they have made a review of any unaudited financial statements included in the Prospectus in accordance with standards established by the American Institute of Certified Public Accountants or limited review report, if attached;


               (iii) on the basis of the review referred to in (ii) above and a reading of the latest available interim financial statements of the Issuer, inquiries of officials of the Issuer who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

                    (A) the unaudited financial statements, if any, included in the Prospectus do not comply in form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations or are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Prospectus;

                    (B) the unaudited capsule information, if any, included in the Prospectus does not agree with the amounts set forth in the unaudited consolidated financial statements from which it was derived or was not determined on a basis substantially consistent with that of the audited statements of income;

                    (C) at the date of the latest available balance sheet read by such accountants, or at a subsequent specified date not more than five days prior to the Closing Date, there was any change in the capital stock or any increase in short-term indebtedness or long-term debt of the Issuer and consolidated subsidiaries or, at the date of the latest available balance sheet read by such accountants, there was any decrease in consolidated net current assets, as compared with amounts shown on the latest balance sheet included in the Prospectus; or

                    (D) for the period from the closing date of the latest income statement included in the Prospectus to the closing date of the latest available income statement read by such accountants there were any decreases, as compared with the corresponding period of the previous year and with the period of corresponding length ended the date of the latest income statement included in the Prospectus, in consolidated net sales, net operating income, or in the ratio of earnings to fixed charges;

except in all cases set forth in clauses (C) and (D) above for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

               (iv) They have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial information contained in the Prospectus (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Issuer and its subsidiaries subject to the internal controls of the Issuer's accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

     All financial statements and schedules included in material incorporated by reference into the Prospectus shall be deemed included in the Prospectus for purposes of this subsection, except the Issuer's Current Report on Form 8-K filed with the Commission June 8, 1994.

          In the case of each such letter delivered pursuant to a Terms Agreement, the statements contained in such letter relating to the Registration Statement or the Prospectus shall relate to the Registration Statement or the Prospectus, as the case may be, as amended or supplemented as of the date of the Issuer's acceptance of the offer to purchase such Securities and as of the time of delivery of such Securities.

          (g) At the Closing Date and, if specified in a Terms Agreement, if any, at the time of delivery of the Securities described in such Terms Agreement, the Distributors or the Purchasing Distributor, as the case may be, shall have received from Sullivan & Cromwell, counsel for the Distributors, such opinion or opinions, dated the Closing Date or such date of delivery, as the case may be, with respect to the incorporation of the Issuer, the validity of the Securities, the Registration Statement, the Prospectus and other related matters as they may require, and the Issuer shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

          The Issuer will furnish the Distributors with such conformed copies of such opinions, certificates, letters and documents as they reasonably request.

          6.  ADDITIONAL COVENANTS OF THE ISSUER.  The Issuer agrees that:

          (a) Each acceptance by the Issuer of an offer for the purchase of Securities shall be deemed to be an affirmation that its representations and warranties contained in this Agreement are true and correct at the time of such acceptance and a covenant that such representations and warranties will be true and correct at the time of delivery to the purchaser of the Securities as though made at and as of each such time, it being understood that such representations and warranties shall relate to the Registration Statement and the Prospectus as amended or supplemented at each such time. Each such acceptance by the Issuer of an offer to purchase of Securities shall be deemed to constitute an additional representation, warranty and agreement by the Issuer that, as of the date of delivery of such Securities to the purchaser thereof, after giving effect to the issuance of such Securities, of any other Securities to be issued on or prior to such delivery date and of any other Registered Securities to be issued and sold by the Issuer on or prior to such delivery date, the aggregate amount of Registered Securities (including any Securities) which have been issued and sold by the Issuer will not exceed the amount of Registered Securities registered pursuant to the Registration Statement.

          (b) Each time that the Registration Statement or the Prospectus shall be amended or supplemented (other than by a Pricing Supplement), the Issuer shall, (A) concurrently with such amendment or supplement, if such amendment or supplement shall occur at a Marketing Time, or (B) immediately at the next Marketing Time if such amendment or supplement shall not occur at a Marketing Time, furnish the Distributors with a certificate, dated the date of delivery thereof, of the President or any Vice President and a principal financial or accounting officer of the Issuer, in form satisfac-tory to the Distributors, to the effect that the statements contained in the certificate covering the matters set forth in Section 5(e) hereof which was last furnished to the Distributors pursuant to this Section 6(b) are true and correct at the time of such amendment or supplement, as though made at and as of such time or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in Section 5(e); PROVIDED, HOWEVER, that any certificate furnished under this Section 6(b) shall relate to the Registration Statement and the Prospectus as amended or supplemented at the time of delivery of such certificate and, in the case of the matters set forth in clause (ii) of Section 5(e), to the time of delivery of such certificate.

          (c) At each Representation Date referred to in Section 6(b), the Issuer shall, (A) concurrently if such Representation Date shall occur at a Marketing Time, or (B) immediately at the next Marketing Time if such Representation Date shall not occur at a Marketing Time, furnish the Distributors with a written opinion or opinions, dated the date of such Representation Date, of counsel for the Issuer, in form satisfactory to the Distributors, to the effect set forth in Section 5(d) hereof; PROVIDED, HOWEVER, that to the extent appropriate such opinion or opinions may recon-firm matters set forth in a prior opinion delivered at the Closing Date or under this Section 6(c); PROVIDED FURTHER, HOWEVER, that any opinion or opinions furnished under this Section 6(c) shall relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date and shall state that the Securities sold in the relevant Applicable Period (as defined below) have been duly executed, authenticated, issued and delivered and constitute valid and legally binding obligations of the Issuer enforceable in accordance with their terms, subject only to the exceptions set forth in clause (iii) of Section 5(d) hereof as to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and general equity principles, and conform to the description thereof contained in the Prospectus as amended or supplemented at the relevant date or dates for the delivery of such Securities to the purchaser or purchasers thereof. For the purpose of this Section 6(c), "Applicable Period" shall mean with respect to any opinion delivered on a Representation Date the period commencing on the date as of which the most recent prior opinion delivered at the Closing Date or under this Section 6(c) speaks and ending on such Representation Date.


          (d) At each Representation Date referred to in Section 6(b) on which the Registration Statement or the Prospectus shall be amended or supplemented to include additional financial information, the Issuer shall cause Deloitte & Touche (A) concurrently if such Representation Date shall occur at a Marketing Time, or (B) immediately at the next Marketing Time if such Representation Date shall not occur at a Marketing Time, to furnish the Distributors with a letter, addressed jointly to the Issuer and the Distributors and dated the date of such Representation Date, in form and substance satisfactory to the Distributors, to the effect set forth in Sec-tion 5(f) hereof; PROVIDED, HOWEVER, that to the extent appropriate such letter may reconfirm matters set forth in a prior letter delivered at the Closing Date or pursuant to this Section 6(d); PROVIDED FURTHER, HOWEVER, that any letter furnished under this Section 6(d) shall relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date, with such changes as may be necessary to reflect changes in the financial statements and other information derived from the accounting records of the Issuer.

          (e) On each date for the delivery of Securities to the purchaser thereof, the Issuer shall, if requested by the Distributor that solicited or received the offer to purchase any Securities being delivered on such settlement date, furnish such Distributor with a written opinion or opinions, dated the date of delivery thereof, of counsel for the Issuer, in form satisfactory to such Distributor, to the effect set forth in clauses (i), (ii) and (iii) of Section 5(d) hereof; PROVIDED, HOWEVER, that any opinion furnished under this Section 6(e) shall relate to the Prospectus as amended or supplemented at such delivery date and shall state that the Securities being sold by the Issuer on such delivery date, when delivered against payment therefor as contemplated by this Agreement, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Issuer enforceable in accordance with their terms, subject only to the exceptions set forth in clause (iii) of Section 5(d) hereof as to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and general equity principles, and will conform to the description thereof contained in the Prospectus as amended or supplemented at such settlement date.

          (f) The Issuer agrees that any obligation of a person who has agreed to purchase Securities to make payment for and take delivery of such Securities shall be subject to (i) the accuracy, on the related settlement date fixed pursuant to the Procedures, of the Issuer's representation and warranty deemed to be made to the Distributors pursuant to the last sentence of subsection (a) of this Section 6, and (ii) the satisfaction, on such settlement date, of each of the conditions set forth in Sections 5(a), (b) and (c), it being understood that under no circumstance shall any Distributor have any duty or obligation to exercise the judgment permitted under Section 5(b) or (c) on behalf of any such person.

          7.  INDEMNIFICATION AND CONTRIBUTION.

          (a) The Issuer will indemnify and hold harmless each Distributor against any losses, claims, damages or liabilities, joint or several, to which such Distributor may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus or preliminary prospectus supplement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Distributor for any legal or other expenses reasonably incurred by such Distributor in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; PROVIDED, HOWEVER, that the Issuer will not be liable to such Distributor in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any of such documents in reliance upon and in conformity with written information furnished to the Issuer by such Distributor specifically for use therein, unless such loss, claim, damage or liability arises out of the offer or sale of Securities occurring after such Distributor has notified the Issuer in writing that such information should no longer be used therein.

          (b) Each Distributor will indemnify and hold harmless the Issuer against any losses, claims, damages or liabilities to which the Issuer may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus or any amendment or supplement thereto, or any related preliminary prospectus or preliminary prospectus supplement, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the

     Issuer by such Distributor specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Issuer in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, unless such loss, claim, damage or liability arises out of the offer or sale of Securities occurring after the Distributor has notified the Issuer in writing that such information should no longer be used therein.

          (c)  Promptly after receipt by an indemnified party under this
     Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemni-fying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investi-gation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action.

          (d) If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuer on the one hand and any Distributor on the other from the offering pursuant to this Agreement of the Securities which are the subject of the action or (ii) if the allocation provided by clause
     (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause
     (i) above but also the relative fault of the Issuer on the one hand and any Distributor on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Issuer on the one hand and any Distributor on the other shall be deemed to be in the same proportions as the total net proceeds from the offering pursuant to this Agreement of the Securities which are the subject of the action (before deducting expenses) received by the Issuer bear to the total discounts and commissions received by such Distributor from the offering of such Securities pursuant to this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer or such Distributor and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection
     (d), no Distributor shall be required to contribute any amount in excess of the amount by which the total price at which the Securities which are the subject of the action and which were distributed to the public through it pursuant to this Agreement or upon resale of Securities purchased by it from the Issuer exceeds the amount of any damages which such Distributor has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of each Distributor in this subsection (d) to contribute are several, in the same proportion which the amount of the Securities which are the subject of the action and which were distributed to the public through such Distributor pursuant to this Agreement bears to the total amount of such Securities distributed to the public through all of the Distributors pursuant to this Agreement, and not joint.

          (e) The obligations of the Issuer under this Section 7 shall be in addition to any liability which the Issuer may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls each Distributor within the meaning of the Act; and the obligations of each Distributor under this Section 7 shall be in addition to any liability which each Distributor may otherwise have and shall extend, upon the same terms and conditions, to each director of the Issuer, to each officer of the Issuer who has signed the Registration Statement and to each person, if any, who controls the Issuer within the meaning of the Act.

          8. STATUS OF EACH DISTRIBUTOR. In soliciting offers to purchase the Securities from the Issuer pursuant to this Agreement and in assuming its other obligations hereunder (other than any obligation to purchase Securities pursuant to Section 3 hereof), each Distributor is acting individually and not jointly and is acting solely as agent for the

Issuer and not as principal. In connection with the placement of any Securities by a Distributor, acting as agent, (a) each Distributor will make reasonable best efforts to assist the Issuer in obtaining performance by each purchaser whose offer to purchase Securities from the Issuer has been solicited by such Distributor and accepted by the Issuer, but such Distributor shall have no liability to the Issuer in the event any such purchase is not consummated for any reason; and (b) if the Issuer shall default on its obligations to deliver Securities to a purchaser whose offer it has accepted, the Issuer (i) shall hold the Distributors harmless against any loss, claim or damage arising from or as a result of such default by the Issuer, and (ii) in particular, shall pay to each selling Distributor any commission to which it would be entitled in connection with such sale.

          9. SURVIVAL OF CERTAIN REPRESENTATIONS AND OBLIGATIONS. The respective indemnities, agreements, representations, warranties and other statements of the Issuer or its officers and of the Distributors set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Distributor, the Issuer or any of their respective representatives, officers or directors or any controlling person and will survive delivery of and payment for the Securities. If this Agreement is terminated pursuant to Section 10 or for any other reason or if for any reason the sale of Securities described in a confirmation or Terms Agreement referred to in Section 3 by the Issuer to a Distributor is not consummated, the Issuer shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 4(h) and the obligations of the Issuer under Sections 4(d) and 4(g) and the respective obligations of the Issuer and the Distributors pursuant to Section 7 shall remain in effect. In addition, if any such termination of this Agreement shall occur either (i) at a time when any Distributor shall own any of the Securities with the intention of reselling them or (ii) after the Issuer has accepted an offer to purchase Securities and prior to the related settlement, the obligations of the Issuer under the second sentence of Section 4(b), under Sections 4(a), 4(c), 4(e), 4(f) and 4(i) and, in the case of a termination occurring as described in (ii) above, under Sections 3(c), 6(a), 6(e) and 6(f) and under the last sentence of Section 8, shall also remain in effect.

          10. TERMINATION. This Agreement may be terminated for any reason at any time by the Issuer as to any Distributor or, in the case of any Distributor, by such Distributor insofar as this Agreement relates to such Distributor, upon the giving of one day's written notice of such termination to the other parties hereto; PROVIDED, HOWEVER, that this Agreement may not be terminated with respect to a Distributor by the giving of such notice following receipt by the Issuer of a confirmation or Terms Agreement referred to in Section 3 relating to the purchase of Securities by such Distributor and prior to delivery of the Securities described in such confirmation or Terms Agreement, unless the sale and purchase of Securities contemplated thereby is rejected by the Issuer in accordance with Section 3. Any settlement with respect to Securities placed by a Distributor on an agency basis occurring after termination of this Agreement shall be made in accordance with the Procedures and each Distributor agrees, if requested by the

Issuer, to take the steps therein provided to be taken by such Distributor in connection with such settlement.

          11. NOTICES. Except as otherwise provided herein, all notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunica-tion. Notices to CS First Boston Corporation shall be directed to it at Park Avenue Plaza, New York, New York 10055, Attention: Mr. Joseph Fashano; notices to Salomon Brothers Inc shall be directed to it at Seven World Trade Center, New York, New York 10048, Attention: Medium-Term Note Department; notices to Nationsbanc Capital Markets, Inc. shall be directed to it at NationsBank Corporate Center, NC 1007-06-07, 100 North Tryon Street, Charlotte, North Carolina 28255-0065, Attention: Lynn T. McConnell; and notices to the Issuer shall be directed to it at COMSAT Corporation, 6560 Rock Spring Drive, Bethesda, Maryland 20817, Attention: Treasurer, with a copy to COMSAT Corporation, 6560 Rock Spring Drive, Bethesda, Maryland 20817, Attention: General Counsel; or in the case of any party hereto, to such other address or person as such party shall specify to each other party by a notice given in accordance with the provisions of this Section 12. Any such notice shall take effect at the time of receipt.

          12. SUCCESSORS. This Agreement will inure to the benefit of and be binding upon the parties hereto, their respective successors, the officers and directors and controlling persons referred to in Section 7 and, to the extent provided in Section 6(f), any person who has agreed to purchase Securities from the Issuer, and no other person will have any right or obligation hereunder.

          13. GOVERNING LAW; COUNTERPARTS. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such executed counterparts shall together constitute one and the same Agreement.

          If the foregoing correctly sets forth our agreement, please indicate your acceptance hereof in the space provided for that purpose below.

                                   Very truly yours,

                                   COMSAT CORPORATION


                              By:____________________________
                                 Name:
                                 Title:

CONFIRMED AND ACCEPTED, as of the
  date first above written:

CS FIRST BOSTON CORPORATION


By:__________________________
   Name:
   Title:

SALOMON BROTHERS INC


By:__________________________
   Name:
   Title:

NATIONSBANC CAPITAL MARKETS, INC.


By:__________________________
   Name:
   Title:

                                                                 EXHIBIT A

                               COMSAT CORPORATION

                                   ("Company")

                          Medium-Term Notes, Series ___

                 Due from Nine Months or More from Date of Issue

                                 TERMS AGREEMENT


                                                  , 19


COMSAT CORPORATION
6560 Rock Spring Drive
Bethesda, Md  20817
Attention:  Mr. Wesley D. Minami

Dear Sirs:

          We offer to purchase, on and subject to the terms and conditions of the Distribution Agreement filed as an exhibit to the Company's registration
statement on Form S-3 (No. 33-     ) ("Distribution Agreement"), the following
Notes ("Notes") on the following terms:

     Title:

     Currency or Currency Units:

     Stated Maturity:

     Principal Amount:

     Public Offering Price:   [___%, subject to change by the undersigned -- The
                              Agent proposes to reoffer the above Notes from time to time at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.]

     Original Issue Discount Security: Yes ____ No ____

     Purchase Price (to be paid in [New York Clearing House (next day) -- immediately available] funds): ___% [, plus accrued interest, if any, from the Trade Date to the Settlement Date]

     Underwriting Discount or Commission received from the Company (%):

     Proceeds to Company (If different from Public Offering Price) (%):

     In the case of Fixed Rate Notes, the interest rate and, if different from the dates set forth in the Prospectus Supplement, the Interest Payment Date or Dates and corresponding Regular Record Date or Dates:

     In the case of Floating Rate Notes, the Interest rate formula, Initial Interest Rate, the Index Maturity, the Spread or Spread Multiplier (if any), the maximum or minimum Interest rate limitations (if any), the Interest Reset Dates, the Interest Determination Dates, the Calculation Agent, the Calculation Dates, the Interest Payment Dates and the Regular Record Dates, in each case to the extent applicable:








     Optional Redemption (option of the Company):

          Redemption Date(s):
          Redemption Prices(s)(%):
          Notice Period:

     Optional Redemption (option of the Holder):

          Redemption Date(s):
          Redemption Price(s)(%):
          Notice Period:

     Sinking Fund:

     Trade Date:

     Settlement Date (Issue Date):

               *    *    *    *

DETAILS FOR SETTLEMENT

     (Additional Purchase Information -- to be completed by Distributor, if desired, to the extent available):

               Exact name in which the Note or Notes are to be registered ("registered owner"):

               Exact address of registered owner and, if different, the address for delivery of notices and payment of principal and any premium and interest:

               Taxpayer identification number of registered owner:

               Principal amount of each Note in authorized denominations to be delivered to registered owner:


                    *    *    *    *    *

          Our agreement to purchase the Notes hereunder is subject to the conditions set forth in the Distribution Agreement, including the conditions set forth in paragraphs (d), (e), (f) and (g) of Section 5 thereof [--, and [SPECIFY ADDITINAL CONDITIONS, IF ANY]--]. If for any reason the purchase by the undersigned of the Notes is not consummated other than because of a default by the undersigned or a failure to satisfy a condition set forth in clause (iii),
(iv) or (v) of Section 5(d) of the Distribution Agreement, the Issuer shall reimburse the undersigned for all out-of-pocket expenses reasonably incurred by the undersigned in connection with the offering of the Notes and not otherwise required to be reimbursed pursuant to Section 4 of the Distribution Agreement.

          [INSERT ANY ADDITIONAL AGREEMENTS, CONDITIONS, ETC.]

          Unless the undersigned has received notification from the Company within one Business Day (as defined in the Distribution Agreement) that the Company does not agree to the terms set forth herein, this Terms Agreement shall constitute an agreement between the Company and the undersigned for the sale and purchase of the Notes upon the terms set forth herein and in the Distribution Agreement.

                              Very truly yours,


                              [CS FIRST BOSTON CORPORATION]
                              [SALOMON BROTHERS INC]
                              [NATIONSBANC CAPITAL MARKETS, INC.]
                              [NAME OF OTHER AGENT]
                              [NAME OF ADDITIONAL DISTRIBUTOR]


                              [By ________________________]
                                   [INSERT TITLE]

Accepted and agreed to
as of the date set forth above.

COMSAT CORPORATION


By _______________________________
     [INSERT TITLE]

                                                                       EXHIBIT B



          The Issuer agrees to pay each Distributor a commission equal to the following percentage of the principal amount of Securities sold to purchasers solicited by such Distributor:

                                                        Commission Rate
                                                        (as a percentage of
             Term                                        principal amount)
             ----                                       -------------------

9 months to less than 12 months                                .125%
12 months to less than 18 months                               .150
18 months to less than 24 months                               .200
24 months to less than 30 months                               .250
30 months to less than 3 years                                 .300
3 years to less than 4 years                                   .350
4 years to less than 5 years                                   .450
5 years to less than 7 years                                   .500
7 years to less than 10 years                                  .550
10 years to less than 20 years                                 .600
20 years to 30 years                                           .750
30 years and greater                                           To be negotiated